[FORM OF FORM OF EXERCISE AND ELECTION]


THIS LETTER AND THE ACCOMPANYING FORM OF EXERCISE AND ELECTION ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION. When considering what action you should take, you are recommended to seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services Act 1986.

_______________________________________________________________________________


                             Recommended Cash Offer



                                       by
                                 LAZARD BROTHERS
                                  on behalf of
                      GENERAL ELECTRIC CAPITAL CORPORATION*


                       to acquire the whole of the issued
                        and to be issued share capital of


                       CENTRAL TRANSPORT RENTAL GROUP PLC


                           PROPOSALS FOR OPTIONHOLDERS
                  UNDER THE CENTRAL TRANSPORT RENTAL GROUP 1996
                          EXECUTIVE SHARE OPTION SCHEME



_______________________________________________________________________________



Lazard Brothers, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting for GE Capital and no-one else in connection with the Offer and the contents of this document and will not be responsible to anyone other than GE Capital for providing the protections afforded to its customers nor for giving advice in relation to the Offer and the contents of this document. Lazard Brothers is acting through Lazard Freres for the purposes of making the Offer in and into the United States.

Deutsche Morgan Grenfell, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting for CTR and no-one else in connection with the Offer and the contents of this document and will not be responsible to anyone other than CTR for providing the protections afforded to customers of Deutsche Morgan Grenfell nor for giving advice in relation to the Offer and the contents of this document. Deutsche Morgan Grenfell has given and not withdrawn its written consent to the issue of this document with the inclusion in it of references to its name in the form and context in which they appear.



_______________________________________________________________________________


* [General Electric Capital Corporation is a wholly owned subsidiary of General Electric Company, USA, not connected with the UK company of a similar name.]

                 [LETTERHEAD OF LAZARD BROTHERS & CO., LIMITED]


                                                              6th October, 1997

To: The Optionholders under the Central Transport Rental Group plc 1996 Executive Share Option Scheme (the "Scheme")

Dear Optionholder,

RECOMMENDED CASH OFFER ON BEHALF OF GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL")

I refer to our letter dated 4th August 1997 and welcome the opportunity to write to you with further information regarding the recommended cash offer (the "Offer") made on behalf of GE Capital for Central Transport Rental Group plc ("CTR").

The Offer was declared unconditional in all respects on 6th October, 1997. The following pages of this document set out the specific proposals being put forward by GE Capital in relation to your Option(s) to acquire shares in CTR under the Scheme which were granted in December, 1996 (your "Option(s)")and also summarise the courses of action available to you.

COURSES OF ACTION AVAILABLE TO YOU

In summary, the choices available to you in respect of all or any of your Option(s) are:-

1. to accept a cash payment in consideration of the cancellation of your Option(s) (the "Cash Cancellation Offer"); or

2. to exercise (in whole) your Option(s) and either accept the Offer and/or sell and/or retain your CTR shares; or

3. take no further action, (in which case your Option(s) may in due course lapse).

I strongly urge you to read this document carefully, including Appendix 1 concerning taxation, before deciding which course of action is most appropriate to your personal circumstances. If you are a non-UK resident you are strongly advised to seek independent professional advice on the local taxation implications of the courses of action open to you. Please note you are asked to return your Form of Exercise and Election (the "Form") by 3.00 p.m. on 24th October, 1997 and, more especially, the dates beyond which inaction on your part may place you at a disadvantage.

Full details of the Offer are set out in the formal offer document ("the Offer Document") dated 4th August 1997 a copy of which you will have already received for information only. Terms defined, in the Offer Document have the same meanings in this letter and the Form unless the context otherwise requires. If you do not have a copy of the Offer Document and would like to obtain a copy or you have lost your copy, please call Simon Enoch the Company Secretary of Central Transport Rental Group plc on 01474 477000.

If you also hold Options to acquire shares in CTR granted under other CTR/Tiphook share schemes you will be contacted separately. If the exercise price of these Options is greater than 16p it may be inadvisable to exercise them.

The Form enclosed with this letter is for you to complete if you choose to accept the Cash Cancellation Offer or to exercise your Option(s) and accept the Offer. You can only use the Form to pursue a course of action in respect of your Option(s) in whole. If you wish to exercise your Option(s) in part you should follow the usual exercise procedure. These courses of action are explained in more detail below.

Please note that nothing in this letter serves to extend the life of an Option which lapses (or has already lapsed), for example, because of retirement.

1.       ACCEPT THE CASH CANCELLATION OFFER

We are offering you the opportunity to release your Option(s) in consideration of a cash payment of 7.5p per CTR share under Option equal to the difference between 16p (being the Offer price for each CTR share) and 8.5p (being the exercise price of a CTR share under the relevant Option). You have until 3 pm. on 24th October, 1997 to choose whether to release your Option(s) and accept this cash payment.

If you wish to accept the Cash Cancellation Offer in respect of your Option(s), you should tick the box in Column A on page 4 of the Form in accordance with the instructions printed on it, sign and date the Form at the bottom of page 5 in the presence of a witness who should also sign where indicated. The completed and signed Form should then be returned as soon as possible but in any event so as to be received by no later than 3 pm on 24th October 1997.

For a summary of the tax implications of accepting the Cash Cancellation Offer please see Appendix 1.

2.       EXERCISE YOUR OPTION(S)

Options granted under the Scheme are now immediately exercisable and you may exercise your Option(s) to acquire CTR shares on payment of the relevant exercise price.

You will be able to deal with the CTR shares arising from the exercise of your Option(s) in the following ways:

o accept the Offer for your CTR shares while it remains open for acceptance on the basis of 16p in cash for each CTR share; /or

o sell your CTR shares in the market. However, you should be aware that as GE Capital has acquired a large percentage of the existing CTR shares, the market in these shares is likely to be small. Therefore it may be difficult for you to find purchasers for your CTR shares. You are also likely to have to pay dealing costs in respect of such a sale; or

o retain your CTR shares - you should note, however, that it is GE Capital's intention, if it acquires more than 90 per cent of the CTR shares to which the Offer relates, to acquire all CTR shares not assenting to the Offer by issuing notices under Section 429 of the Companies Act 1985 (the "compulsory acquisition procedure").

To exercise your Option(s) and accept the Offer, you should tick the box in column B on page 4 of the enclosed Form in accordance with the instructions printed on it, sign and date the Form at the bottom of page 4 in the presence of a witness who should also sign where indicated. The completed and signed Form should then be returned as soon as possible but in any event so as to be received no later than 3 p.m. on 24th October, 1997.

Alternatively, you may, if you wish to do so, complete the notice(s) of exercise in respect of your Option(s) and then complete a Form of Acceptance in respect of the Offer in the normal way while the Offer remains open for acceptance.

The enclosed Form or the notice(s) of exercise (as appropriate) should be accompanied by your Option certificate(s) and a cheque for the total amount payable on exercise of your Option(s) made payable to "Central Transport Rental Group plc" and crossed "A/C payee only".

By ticking the box in column B, of the enclosed Form, you will authorise GE Capital or any director of GE Capital to complete a Form of Acceptance in respect of the Offer on your behalf. You will thereby be deemed to have given the various warranties, representations, agreements, undertakings and authorities set out in Appendix I of the Offer Document, to which your attention is drawn.

If you wish to exercise your Option(s) now but do not wish to accept the Offer or wish to exercise your Option(s) in part, please follow the usual exercise procedure.

FOR A SUMMARY OF THE TAX IMPLICATIONS OF EXERCISING YOUR OPTION(S), SELLING YOUR CTR SHARES OR ACCEPTING THE OFFER PLEASE SEE APPENDIX 1.

3.       TAKE NO FURTHER ACTION

If you decide not to accept the Cash Cancellation Offer, nor to exercise your Option(s), your Option(s) may in due course lapse and you will not obtain any benefit from it or them.

If GE Capital is able to operate the compulsory acquisition procedure your Option(s) will lapse one month after the compulsory acquisition commences.

4.       PROCEDURE

You should use the Form enclosed to give instructions on how to deal with your Option(s) (although, if you wish to exercise your Option(s) and accept the Offer, you could alternatively complete the notice(s) of exercise in respect of your Option(s) and then complete a Form of Acceptance in respect of the Offer in the usual way).

THE COMPLETED FORM (TOGETHER WITH YOUR OPTION CERTIFICATE(S)) SHOULD BE RETURNED TO SIMON ENOCH, THE COMPANY SECRETARY, CENTRAL TRANSPORT RENTAL GROUP PLC, HAMPDEN COURT, KINGSMEAD BUSINESS PARK, LONDON ROAD, HIGH WYCOMBE, BUCKINGHAMSHIRE HP11 IJU, UNITED KINGDOM AS SOON AS POSSIBLE. IT MUST IN ANY EVENT BE RECEIVED BY NO LATER THAN 3.00 P.M. ON 24TH OCTOBER, 1997 IF YOU WISH TO ACCEPT THE CASH CANCELLATION OFFER OR USE THE FORM ENCLOSED TO EXERCISE YOUR OPTION(S) AND ACCEPT THE OFFER.

If you require a further Form, or if you have lost your Option certificate(s), please contact Simon Enoch, the Company Secretary of the Central Transport Rental Group plc on 01494 477000 immediately.

5.       SETTLEMENT

If the Form is properly completed and returned in accordance with the instructions printed on it and all other relevant documents are received complete in all respects or otherwise in a form acceptable to GE Capital, then you will be sent:-

(a)      if you accept the Cash Cancellation Offer, a cheque promptly; /or


(b) if you exercise your Option(s) and accept the Offer, a cheque in respect of the cash consideration to which you are entitled promptly.

6.       CONCLUSIONS

THE DECISION AS TO WHICH COURSE OF ACTION TO TAKE IS A MATTER FOR YOU ALONE. HOWEVER, FAILURE TO TAKE ANY ACTION MAY RESULT IN YOUR OPTION(S) LAPSING AND BECOMING WORTHLESS. YOU SHOULD BE AWARE THAT IF ABLE IT IS GE CAPITAL'S INTENTION TO OPERATE THE COMPULSORY ACQUISITION PROCEDURE.

Before you make a decision, you should read this document carefully, together with the documents sent to you on 4th August, 1997, and take independent professional advice if you are in any doubt as to what action to take.

You should also bear in mind the summary of the tax implications outlined in Appendix 1.

IF YOU HAVE ANY QUERIES PLEASE TELEPHONE SIMON ENOCH, THE COMPANY SECRETARY OF CTR GROUP PLC ON 01494 477000 OR WRITE TO HIM AT HAMPDEN COURT, KINGSMEAD BUSINESS PARK, LONDON ROAD, HIGH WYCOMBE, BUCKINGHAMSHIRE HP11 IJU, UNITED KINGDOM. HE WILL NOT, HOWEVER, BE ABLE TO ADVISE YOU ON WHAT ACTION YOU SHOULD TAKE.

                                              Yours sincerely
                                            for and on behalf of
                                       Lazard Brothers & Co. Limited




                                               David Anderson
                                             Managing Director

                                   APPENDIX 1
                                TAX CONSEQUENCES

The following paragraphs are intended as a general guide to UK taxation in relation to your Option(s). They summarise certain UK taxation implications for persons who are resident or ordinarily resident in the UK for tax purposes. You should consult a professional adviser if you wish to obtain advice in relation to your personal tax position. You should disclose any payment received as a result of the exercise of your Option(s) and the sale of your CTR shares on your self-assessment tax return for the current tax year.

1.       CASH CANCELLATION OFFER

If you accept the Cash Cancellation Offer the cash you will receive will be subject to income tax in full. You should include details of the cash received on your self-assessment tax return for the tax year 1997/98.

ANY ADDITIONAL AMOUNT CHARGEABLE TO INCOME OR CAPITAL GAINS TAX MAY ITSELF CAUSE YOU TO BE LIABLE TO TAX AT A HIGHER RATE THAN YOU WOULD OTHERWISE PAY. YOU SHOULD ENSURE THAT YOU HAVE SUFFICIENT FUNDS AVAILABLE TO MEET THE TAX LIABILITY.

2.       EXERCISE OF OPTION(S)

AN INCOME TAX LIABILITY WILL ARISE ON THE EXERCISE OF YOUR OPTIONS(S) AS THEY WERE GRANTED LESS THAN THREE YEARS AGO. Income tax will be payable at your marginal rate on the amount by which the market value of the CTR shares at the date of exercise exceeds the option exercise price.

This income tax liability arises, irrespective of whether your Option(s) are approved or unapproved for Inland Revenue purposes.

3.       ACCEPTANCE OF THE OFFER.

If you accept the Offer, you will be treated as making a disposal and may be liable to pay capital gains tax on the cash that you receive in the manner described in 4 below.

4.       SALE OF CTR SHARES

If you sell your CTR shares for cash, you may realise a gain which may be liable to capital gains tax. The gain will be the difference between the cash you receive and your base cost. Your base cost will be the market value of the relevant CTR shares at the date of exercise of the Option (which is likely to be equal to the cash offer price of 16p) as increased, if at all, by indexation from the date of exercise (where income tax is paid on the exercise of the Option from which the CTR shares derive). However, if you already hold CTR shares or acquire CTR shares on the exercise of more than one Option, special "pooling" rules may apply to determine the base cost.

You will not, however, be liable to capital gains tax unless your total chargeable gains (less allowable losses) for the current tax year exceeds the annual exemption which for 1997/98 is (pound)6,500.

5.       SELF ASSESSMENT

Under the new self assessment rules, taxpayers are required to provide the Inland Revenue with all the information needed to calculate their total taxable income (from all sources) and any chargeable gains. The calculation of the tax may then be carried out by either the taxpayer or the Inland Revenue.

The time limit for filing a return for the current tax year where the taxpayer calculates his own tax will be 31 January 1999. Where the taxpayer wishes the Inland Revenue to do the calculation, the return must be filed by 30 September 1998.

THIS FORM IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. When considering what action you should take, you are recommended to seek you own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services Act 1986.

_______________________________________________________________________________


                             Recommended Cash Offer


                                       by
                                 LAZARD BROTHERS
                                  on behalf of


                      GENERAL ELECTRIC CAPITAL CORPORATION*

                       to acquire the whole of the issued
                        and to be issued share capital of

                       CENTRAL TRANSPORT RENTAL GROUP PLC



                        FORM OF EXERCISE AND ELECTION FOR

           OPTIONHOLDERS UNDER THE CENTRAL TRANSPORT RENTAL GROUP 1996
                          EXECUTIVE SHARE OPTION SCHEME

_______________________________________________________________________________


Use this form to:


        o Exercise your Option(s)Option over CTR shares and accept the Offer for cash, or

        o     Accept the Cash Cancellation Offer.

* General Electric Capital Corporation is a wholly owned subsidiary of General Electric Company, USA, not connected with the UK Company of the same name.

                     NOTES ON COMPLETING PAGE 4 OF THIS FORM


Words or expressions described in the accompanying letter dated 6th October, 1997 addressed to the holders of Options under the Schemes shall have the same meaning in this Form.
_______________________________________________________________________________

PART 1   NAME AND HOME ADDRESS

Fill in your name and home address clearly in CAPITAL LETTERS. If you tick the box in column B, the same address will be inserted in any Form of Acceptance completed on your behalf.
_______________________________________________________________________________

PART 2   YOUR CHOICES

ACCEPT THE CASH CANCELLATION OFFER

Tick the box in Column A if you wish to accept the Cash Cancellation Offer.

EXERCISE AND ACCEPT THE OFFER

Tick the box in column B if you wish to exercise your Option(s) and accept the Offer. You will receive 16 pence in cash for each CTR share you acquire on the exercise of your 1996 Option(s)Option.
_______________________________________________________________________________

PART 3   SIGNATURE

YOU MUST SIGN PART 3 IN THE PRESENCE OF A WITNESS WHO MUST ALSO SIGN WHERE INDICATED. If these instructions are not followed, this Form will (subject as set out on pages 6 and 7) be invalid. The witness must be over 18 years of age and should print his/her name where indicated.
_______________________________________________________________________________

RETURNING THE FORM AND SETTLEMENT

SEND THE COMPLETED AND SIGNED FORM BY POST TO SIMON ENOCH, THE COMPANY SECRETARY, THE CENTRAL TRANSPORT RENTAL GROUP PLC HAMPDEN COURT, KINGSMEAD BUSINESS PARK, LONDON ROAD, HIGH WYCOMBE, BUCKINGHAMSHIRE, HP11 IJU, UNITED KINGDOM. AS SOON AS POSSIBLE. IT MUST IN ANY EVENT BE RECEIVED BY NO LATER THAN 3 PM. ON 24TH OCTOBER, 1997 IF YOU WISH TO ACCEPT THE CASH CANCELLATION OFFER,
(II) WHILE THE OFFER REMAINS OPEN FOR ACCEPTANCE IF YOU WISH TO EXERCISE YOUR OPTION(S)OPTION AND ACCEPT THE OFFER FOR CASH. Please send your Option certificate(s) with this Form (although you need not complete the notice(s) of exercise). If you have lost your Option certificate(s), please telephone Simon Enoch on 01494 477000 immediately. Settlement will be made within 14 days of receipt of a duly completed Form and accompanying Option certificate(s) (unless you have reported the loss of your Option certificate(s) to Simon Enoch).

IF YOU ARE EXERCISING YOUR OPTIONS(S) WHETHER OR NOT YOU ACCEPT THE OFFER, YOU MUST ENCLOSE A CHEQUE FOR THE AMOUNT PAYABLE ON EXERCISE OF YOUR OPTION(S)OPTION MADE PAYABLE TO "CENTRAL TRANSPORT RENTAL GROUP PLC" AND CROSSED "A/C PAYEE ONLY" IN PAYMENT OF THE TOTAL AMOUNT DUE ON THE EXERCISE OF YOUR OPTION(S)OPTION. YOU CANNOT REDUCE THE AMOUNT OF THE CHEQUE TO TAKE INTO ACCOUNT ANY AMOUNT DUE TO YOU PURSUANT TO A VALID ACCEPTANCE OF THE OFFER. DO NOT ENCLOSE A CHEQUE IF YOU ARE ACCEPTING THE CASH CANCELLATION OFFER.


                                               THE CENTRAL TRANSPORT RENTAL GROUP plc
                                                 EMPLOYEE SHARE OPTION SCHEMES
                                                  FORM OF EXERCISE AND ELECTION


To: The Central Transport Rental Group plc

General Electric Capital Corporation

This form is important. Before completing it, please read the instructions on pages 2 and 3 and the further terms and conditions on pages 6 and 7.

NAME AND  Please write full name and use capital letters
HOME
ADDRESS
          .....................................................................

    1
___________________________________________________________________________________________________________________________________

YOUR      I IRREVOCABLY MAKE THE FOLLOWING CHOICES IN RESPECT OF MY
CHOICES   OPTION(S)OPTION:-
___________________________________________________________________________________________________________________________________
    2                     OPTION CERTIFICATE DETAILS                  ACCEPT THE CASH CANCELLATION OFFER   EXERCISE OPTION AND
                                                                                                           ACCEPT THE OFFER
____________________________________________________________________________________________________________________________________

          APPROVED/          Date of Grant             OPTION                  COLUMN A*                        COLUMN B*
          UNAPPROVED                                EXERCISE PRICE
                                                      (PENCE)
___________________________________________________________________________________________________________________________________
               -            December, 1996              8.5
___________________________________________________________________________________________________________________________________

Signature      Signed and delivered as a deed by:                   in the presence of:
   3
               Signature ........................                   Witness' signature .............................
                                                                    Witness' name ..................................
               Name .............................                   Witness' address ...............................
                                                                    *  Tick as appropriate
               Date .............................
___________________________________________________________________________________________________________________________________


FURTHER TERMS AND CONDITIONS

BY SIGNING THIS FORM YOU ARE AGREEING AS FOLLOWS:

1.       GENERAL

1.1 You confirm that your Option(s) is/are valid and subsisting and you acknowledge receipt of the Offer Document.

1.2 You irrevocably appoint GE Capital and CTR, jointly and severally, or any director of GE Capital or CTR or any person nominated by either of them, as your attorney and authorise such attorney to execute any document and do anything on your behalf as may be necessary or desirable to give effect to the election made in this Form.

1.3 All powers of attorney and authorities on the terms conferred by this Form are given by way of security for the performance of your obligations and are irrevocable in accordance with Section 4 of the Powers of Attorney Act 1971.

2.       EXERCISE AND ACCEPTANCE

2.1      ACCEPT THE CASH CANCELLATION OFFER - COLUMN A

         You accept the Cash Cancellation Offer in respect of your Options if you have ticked the box in column A. You irrevocably agree to release your Option(s) over CTR Shares and authorise GE Capital to send you at the address set out on page 4, and at your risk, a cheque for the appropriate sum.

2.2      EXERCISE OPTION(S)OPTION AND ACCEPT THE OFFER - COLUMN B

         You exercise your Option(s) in respect of the total number of CTR Shares to which you will be entitled on the exercise of your Option(s) if you have ticked the box in column B. You agree to accept the Offer in respect of those CTR shares and you irrevocably appoint GE Capital, or any director of GE Capital, jointly and severally as your attorney and authorise such attorney to accept the Offer on your behalf in respect of such CTR shares. YOU WILL THEREBY BE DEEMED TO HAVE GIVEN THE VARIOUS WARRANTIES, REPRESENTATIONS, AGREEMENTS, UNDERTAKINGS AND AUTHORITIES SET OUT IN APPENDIX I TO THE OFFER DOCUMENT.

3.       FORMS WHICH ARE INCORRECTLY COMPLETED

         Subject to the following, this Form will be of no effect unless it is duly completed and received by Simon Enoch, the Company Secretary, the Central Transport Rental Group plc, Hampden Court, Kingsmead Business Park, London Road, High Wycombe, Buckinghamshire, HP11 IJU, United Kingdom not later than 3p.m. 17th October, 1997. GE Capital reserves the right, at its discretion, to accept any Form which is not duly completed and/or so received and in particular:

o if you have failed to tick the box in either column A or B in respect of your Option(s) detailed on page 4, to treat you as having ticked the box in column A (i.e. that you have elected to accept the Cash Cancellation Offer) in respect of all such Option(s); and

o if you have ticked the box in both column A and B against your Option(s) detailed on page 4, to treat you as having ticked the box in column A (i.e. that you have elected to accept the Cash Cancellation Offer) in respect of all such Option(s).

4.       WARRANTIES, AUTHORITIES AND UNDERTAKINGS

         The execution of this Form constitutes:

(a) your warranty that any cheque for the amount due on the exercise of your Option(s) will, when presented, be honoured on first presentation;

(b) authority for GE Capital to send to you or procure the sending to you of a cheque in respect of any cash due to you, through the post at your risk addressed to you at the address set out under your name in this Form or, if none, your last address known to CTR; and

(c) an undertaking by you to ratify and confirm any action properly and lawfully taken on your behalf by any attorney appointed by or pursuant to this Form of Exercise and Election.

                 [LETTERHEAD OF CENTRAL TRANSPORT RENTAL GROUP]

                                                              6th October, 1997

To Optionholders under the Central Transport Rental Group 1996 Executive Share Option Scheme (the "Scheme")

Dear Optionholder,

RECOMMENDED CASH OFFER ON BEHALF OF GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL")

I refer to the letter dated 4th August 1997 from Lazards Brothers which contained details of the effect of the recommended cash offer (the "Offer") by GE Capital for Central Transport Rental Group plc ("CTR") on your Option(s) granted under the Scheme. The Offer was declared unconditional in all respects on 6th October, 1997. The following pages of this document set out the specific proposals being put forward by GE Capital in relation to your Option(s) under the Scheme.

I strongly urge you to read this document carefully before deciding which course of action is most appropriate to your own personal circumstances. IN PARTICULAR, PLEASE NOTE THE DATE BY WHICH YOU ARE ASKED TO RETURN YOUR FORM OF EXERCISE AND ELECTION.

RECOMMENDATION

The board of CTR which has been so advised by Deutsche Morgan Grenfell considers the proposals to Optionholders to be fair and reasonable. The board recommends that Optionholders follow whichever course of action is most appropriate to their personal circumstances as those members of the board who hold Options under the Scheme intend to do in respect of their own Options. In providing advice to the board of CTR, Deutsche Morgan Grenfell has taken account of the commercial assessments of the directors of CTR.



                                               Yours faithfully,






                                                 Ian M. Clubb
                                                   Chairman